UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008 (December 29, 2008)

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Hexion Specialty Chemicals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

     614-225-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

          As of December 29, 2008, Hexion Specialty Chemicals, Inc. (the “Company”), Apollo Global Management, LLC and certain of its affiliates (“Apollo”) have fulfilled all of their payment obligations to Huntsman Corporation (“Huntsman”) in accordance with the previously disclosed Settlement and Release Agreement, dated December 14, 2008 (the “Settlement Agreement”), relating to the settlement of certain claims surrounding the Company’s proposed merger with Huntsman.

          Pursuant to the Settlement Agreement, now that full and final payment of all amounts due Huntsman under the Settlement Agreement have been made, the various Company, Huntsman and Apollo parties to the Settlement Agreement (the “Parties”) are required take all necessary and appropriate action to obtain the dismissal with prejudice of the actions between the Parties concerning the proposed merger. In addition, the mutual releases between the Parties provided for in the Settlement Agreement are now effective.

          The Company previously disclosed the material terms of the Settlement Agreement under Item 1.01 of the Current Report on Form 8-K filed by the Company on December 15, 2008, to which the Settlement Agreement was attached as Exhibit 10.1, and which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.
Date: December 31, 2008
By: /s/ Mary Ann Jorgenson
Executive Vice President and General Counsel